EXHIBIT 10.25

CHAIRMAN  AGREEMENT
-------------------

This Agreement (this "Agreement") is entered into by and between MarketCentral.net, Corporation a Texas corporation (the "Company") and Paul R. Taylor ("Chairman") as of this day of 10th October 2001.

The Company and Paul Taylor are sometimes referred to herein individually as a "Party" and together as the "Parties."

WHEREAS, the Company desires to hire Paul Taylor to serve as the Chairman for the Company and its affiliates under the terms and conditions set forth herein; and

WHEREAS, Paul Taylor desires to be engaged as Chairman for the Company under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. TERM. The Company hereby engages Paul Taylor as Chairman to the Company and each of its affiliated entities and businesses and Paul Taylor accepts such engagement commencing on 10th October 2001 and continuing for a period of five
(5)  years  thereafter  (the  " Term").

The Term may be extended by agreement of the Parties on mutually acceptable terms and conditions.

-     Duties as Chairman.  During the Term, Paul Taylor shall oversee and direct
      ------------------
all activities related to the publicly-held status of the Company to include among other duties typical to such office:

     Capital  Markets  Development  and  ongoing  sourcing;
     -----------------------------------------------------
a.     Acquisition  Sourcing  and  Funding  for  both  Debt  and  Equity;
b.     Retail  Market  Making  and  Institutional  Investor  Development;
c. Investor Relations/Public Relations and Spokesperson to Broker and Institutional Meetings and Seminars; (e) Analyst Coverage Development; and
d. SEC, NASD, State Securities Compliance and Oversight Oversee Run of the Company.
e. Formation of the Companies Board and all functions of the Board Software and Component Sourcing. Continued sourcing and development of
       --------------------------------
       software components  for  ISP  enhancement  services.

2  SALARY  AND  OPTIONS
-----------------------

- The base salary of $125,000 per year by payment of $125,000 of compensation in cash payable in installments according to the Company's regular payroll schedule. Chairman shall have the eligibility for annual increases, but not decreases, at the discretion of the Board.

- The Chairman's bonus system is equal to maximum of 10% of the Chairman's annual salary rising by 7.5% per annum to a maximum possible annual bonus of 60% of the Chairman's annual salary payable at the end of each calendar year.

- Chairman shall purchase 6,000,000* shares of common stock of the Company at a purchase price equal to the closing price of the Common Stock on WEDNESDAY,
                                                                      ----------
JULY  03,  2002  .  ($0.09 cents).
---------------

- The Company shall make a loan to the Chairman (the "Loan"), memorialized by a promissory note in a form acceptable to the parties, in the amount of the purchase price of the 6,000,000 Shares, at the lowest rate of interest permissible without the Chairman being charged with imputed income under applicable tax law, to be repaid five years after the date of the loan, with no applicable prepayment penalty.

3  BENEFITS
-----------

-     Holidays.  Chairman  will  be  entitled to at least ten (10) paid holidays
      --------
and  (10)  personal  days  each  calendar  year.

-     Company  will  notify  Chairman on or about the beginning of each calendar
      -------
year  with  respect  to  the  holiday  schedule  for  the  coming  year.

-     Personal  holidays,  if  any,  will  be  scheduled  in  advance subject to
      ------------------
requirements  of  the  Company.  Such holidays must be taken during the calendar
      -
year  and  cannot  be  carried  forward  into  the  nets  year.

-     Vacation.  Chairman  shall  be  entitled to twenty paid vacation days each
      --------
year.

-     Sick  Leave.  Chairman shall be entitled to sick leave and emergency leave
      ------------
according to the regular policies and procedures of the Company. Additional sick leave or emergency leave over and above paid leave provided by the Company, if any, shall be unpaid and shall be granted at the discretion of the Board of Directors of the Company.

-     Medical and Group Life Insurance.  The Company agrees to include Chairman,
      ---------------------------------
Spouse, present and future children in the group medical and hospital plan of the Company and provide group life insurance for Chairman at no charge to Chairman in the amount of ten times the annual salaried income during this Agreement. Chairman shall be responsible for payment of any federal or state income tax imposed upon these benefits.

- D&O Insurance.The Company will provide D&O insurance commensurate with $1,000,000 of risk.

- Pension and Profit Sharing Plans. The Chairman shall be entitled to participate in any pension or profit sharing plan or other type of plan adopted by the Company for the benefit of its officers and/or regular employees.

- Expense Reimbursement. The Chairman shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by Chairman in the performance of the Chairman's duties. Chairman will maintain records and written receipts as required by the Company's policy and reasonably requested by the Board of Directors to substantiate such expenses.

4     Termination.
      ------------

a. Notwithstanding anything to the contrary herein, in the event Paul Taylor intentionally breaches a material provision of this Agreement (for purposes hereof, the covenants in Sections 6, 7 and 8 shall be deemed to be material provisions), the Company shall have the right to terminate this Agreement by giving Paul Taylor written notice thereof (and such termination shall be effective upon the date of such notice).

b. On or after October 9th, 2006, either Party may terminate this Agreement at any time by giving written notice to the other (and such termination shall be effective ten (10) business days after the date of such notice, unless otherwise agreed to by the Parties).

c. The Company's right of termination shall be in addition to and shall not affect its rights and remedies under Sections 6, 7, 8 and 9 hereof, and such rights and remedies under such Sections shall survive termination of this Agreement.

d. In the event of termination of this Agreement pursuant to the terms hereof, Paul Taylor shall have the no right to receive any compensation for any period subsequent to the date of such termination, except for any pro rated amounts earned prior to such termination, and all rights of Paul Taylor to receive compensation for any period subsequent to the date of such termination shall terminate in their entirety effective on and as of the termination date.

5  Non-Competition  Agreements.
------------------------------
Without the prior consent of the Company, Paul Taylor shall not, for a period extending from the date hereof and continuing for so long as Paul Taylor is receiving payments from the Company for services provided hereunder, directly or indirectly, be employed in any capacity by, serve as an employee, agent, officer or director of, serve as a Paul Taylor or advisor to, or otherwise participate in the management or operation of, any person, firm, corporation or other entity of any kind (collectively, a "Person") which engages in any facet of the business of Internet Rich Media Advertising.

6  Confidentiality.  Paul  Taylor  shall not, at any time, divulge to any Person
   ---------------
(as defined in Section 6 above), other than to employees of the Company and its affiliates who have a need to know such information in connection with the performance of their duties on behalf of the Company and except as required by law, any confidential, proprietary or privileged information to which Paul Taylor becomes privy during the Term, including, without limitation, information relating to the financial condition, business, operations, or method of business of the Company or its affiliates, customer and supplier information, independent contractor information, know-how, trade-secrets, procedures, litigation or other confidential information regarding the affairs of the Company, or any of its officers, directors, stockholders, subsidiaries, affiliates, customers or suppliers ("Confidential Information").

Confidential Information does not include any information that (i) is or becomes generally available to the public other than as a result of a disclosure by Paul Taylor or anyone to whom Paul Taylor transmits the Confidential Information in accordance with this Agreement, or (ii) becomes available to Paul Taylor on a non-confidential basis from a source other than the Company or its affiliates.

7  Nonsolicitation  of Employees.  Paul Taylor shall not, for a period extending
   -----------------------------
from the date hereof and continuing for so long as Paul Taylor is receiving payments from the Company for services provided hereunder, directly or indirectly, solicit, interfere with, employ or retain in any other capacity any employee of the Company or any of its affiliates, nor permit, encourage or allow any entity in which the Paul Taylor owns, directly or indirectly, more than a 5% equity or proprietary interest or the right or option, legally or beneficially, directly or indirectly, to acquire or own any stock or other proprietary or equity interest, to solicit, interfere with, employ or retain in any other capacity any employee of the Company or any of its affiliates.

8  Remedies.  Paul  Taylor  acknowledges  and  agrees  that  (a)  the  covenants
   --------
contained in Sections 6, 7 and 8 hereof are reasonable in content and scope, are entered into by Paul Taylor in partial consideration for the compensation to be paid to Paul Taylor hereunder and are a necessary and material inducement to the Company to go forward with the engagement contemplated by this Agreement, and
(b) the services and agreements to be performed hereunder by Paul Taylor are of a unique, special and extraordinary character, and that a breach by Paul Taylor of any covenants contained in Sections 6, 7 and 8 above would result in irreparable damage to the Company and its affiliates which may be unascertainable. Accordingly, Paul Taylor agrees that, in the event of any breach or threatened breach of any of the covenants contained in Sections 6, 7 and 8, the Company and its affiliates shall be entitled, in addition to money damages and reasonable attorneys' fees and the right, in the Company's sole and absolute discretion, to terminate this Agreement, to seek an injunction or other appropriate equitable relief to prevent such breach or any continuation thereof in any court of competent jurisdiction.

9  Indemnification.  The  Company  shall indemnify and hold harmless Paul Taylor
   ---------------
from and against any claims, judgments, liabilities, obligations, expenses (including reasonable attorneys' fees) and costs incurred by Paul Taylor that arise from the performance by Paul Taylor of services for the Company in accordance with the terms hereof, to the extent that (i) Paul Taylor acted in good faith and in a manner which Paul Taylor reasonably believed to be in, or not opposed to, the best interests of the Company, and (ii) with respect to any criminal proceeding, Paul Taylor had no reasonable cause to believe the conduct was unlawful.

10  Notices.  All  notices  or  other  communications  in  connection  with this
    -------
Agreement shall be in writing and may be given by personal delivery or mailed, certified mail, return receipt requested, postage prepaid or by a nationally recognized overnight courier to the Parties at the addresses set forth below (or at such other address as one Party may specify in a notice to the other Party):

Paul  Taylor
6401  South  Boston  Street  -  F201
Englewood  Colorado  80111


11  Governing  Law.  This  Agreement  shall  be  governed  by  and  construed in
    --------------
accordance  with  the  laws  of  the  State  of  Texas.

12  Attorneys'  Fees.  The  Parties  agree  that, if any action is instituted to
    ----------------
enforce this Agreement, the Party not prevailing shall pay to the prevailing Party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in connection with such action. If both Parties prevail in part in such action, the court or arbitrator(s) shall allocate the financial responsibility for such costs and expenses.

13 Entire Agreement; Amendments.  This Agreement represents the entire agreement
   ----------------------------
between the Parties with respect to the matters addressed herein and supersedes all prior negotiations, representations or agreements between the Parties, either written or oral, on the subject matter hereof. This Agreement may not be amended, modified, altered or rescinded except upon a written instrument designated as an amendment to this Agreement and executed by both Parties hereto.

14  Severability.  If  any provision of this Agreement, or part thereof, is held
    ------------
invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. If any provisions of this Agreement shall be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting or reducing the same so as to render such provision enforceable to the extent compatible with applicable law.

15  Waiver.  Failure  on the part of the Company to exercise any right or option
    ------
arising out of a breach of this Agreement shall not be deemed a waiver of any right or option with respect to subsequent or different breach, or the continuation of any existing breach.

16  Counterparts;  Telecopied Signatures.  This Agreement may be executed in one
    ------------------------------------
or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same agreement. Signatures may be exchanged by telecopy and the originals shall be exchanged by overnight mail. Each of the Parties agrees that it will be bound by it telecopied signature and that it accepts the telecopied signature of the other Party.


IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and date first above written.

 By:
Name:
Title: